Exhibit 4.1

THE OFFER AND SALE OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[a](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

HYPERFINE, INC.

WARRANT TO PURCHASE SHARES

OF CLASS A COMMON STOCK (LOAN __)

THIS CERTIFIES THAT, for value received,    and its assignees (the “Holder”) are entitled to subscribe for and purchase up to _____ duly authorized, validly issued, fully paid and non-assessable shares of the Class A common stock, par value $0.0001 per share (“Common Stock”) (as adjusted pursuant to Section 4 hereof, the “Shares”), of Hyperfine, Inc., a Delaware corporation (the “Company”), at the price of $1.20 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Exercise Price”), upon the terms and subject to the conditions set forth herein. This Warrant to Purchase Shares of Common Stock is issued pursuant to that certain Loan and Security Agreement, dated as of March 18, 2026 (as the same may be amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Horizon Technology Finance Corporation, as collateral agent and lender, and the Company, as borrower.

As used herein, (a) the term “Date of Grant” shall mean March 18, 2026, (b) the term “Warrant” shall mean this Warrant to Purchase Shares of Common Stock and any other warrant of like tenor issued in substitution or exchange for this Warrant to Purchase Shares of Common Stock (whether upon transfer, partial exercise or otherwise in lieu of this Warrant), (c) the term “Other Warrants” shall mean, collectively, any other Warrant to Purchase Shares of Common Stock issued by the Company pursuant to the Loan Agreement, together with any other warrants of like tenor issued in substitution or exchange therefor (whether upon transfer, partial exercise or otherwise in lieu of any such warrant) and (d) the term “Warrants” shall mean this Warrant and the Other Warrants, collectively, unless the context clearly requires otherwise.

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through 5:00 p.m. (New York City time) on the date (the “Expiration Date”) that is the seven (7) year anniversary of the Date of Grant.

2. Method of Exercise; Payment; Issuance of New Warrant.

(a) Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, at any time and from time to time, at the election of the Holder, by delivering to the Company (by electronic mail or otherwise in accordance with Section 13) written notice of such exercise substantially in the form attached hereto as Exhibit A, together with payment to the Company, by certified or bank check or by wire transfer to an account designated by the Company (a “Wire Transfer”), of an amount equal to (x) the then applicable Exercise Price multiplied by (y) the number of Shares then being purchased, or by making an appropriate notation in the notice of exercise indicating that the aggregate Exercise Price is being satisfied through a Cashless Exercise (as defined below). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any notice of exercise be required. The “Exercise Date” in respect of each exercise of this Warrant shall be defined as the date that the notice of exercise in respect of such exercise, duly completed, is delivered to the Company in accordance with the terms hereof. In the event that this Warrant has not been exercised in full as of the last Business Day during the term and the fair market value of one share of Common Stock (as determined in accordance with Section 10.2) on such last Business Day exceeds the Exercise Price, the Holder shall be deemed to have exercised the purchase rights represented by this Warrant in full through a Cashless Exercise as of 4:59 p.m. (New York City time) on such last Business Day (and such last Business Day shall be deemed the Exercise Date for purposes of such exercise), and the Company shall promptly notify the Holder of the number of Shares, if any, issued or issuable to the Holder by reason of such exercise.

(b) In the event of any exercise of the purchase rights represented by this Warrant in accordance with the terms hereof, the Shares so purchased shall be delivered by the Company, (i) in the case of an exercise at a time when any of the Unrestricted Conditions (as defined below) is met as of the Exercise Date in respect of the Shares issuable upon such exercise, by causing the Company’s designated transfer agent (“Transfer Agent”) to electronically transmit the Shares issuable upon such exercise to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (“DWAC”) system, as specified in the relevant notice of exercise, no later than the later of (x) one (1) Trading Day (or, if less, the number of Trading Days comprising the Standard Settlement Period (as defined below)) after the relevant Exercise Date and, (y) in the case of a Cash Exercise, one (1) Trading Day (or, if less, the number of Trading Days comprising the Standard Settlement Period) after the date the applicable aggregate Exercise Price is received by the Company, or (ii) in the case of an exercise at a time when the Shares issuable upon such exercise are required to bear a restrictive legend pursuant to Section 6 because none of the Unrestricted Conditions is met in respect thereof (or if requested by the Holder in lieu of delivery pursuant to clause (i) of this paragraph), issue and dispatch by overnight courier to the address as specified in the notice of exercise, a certificate, registered in the name of the Holder or its designee, for the number of Shares to which the Holder is entitled pursuant to such exercise, within the later of (x) five (5) Trading Days after the relevant Exercise Date and, (y) in the case of a Cash Exercise, two (2) Trading Days after the date the applicable aggregate Exercise Price is received by the Company; provided, that with the consent of the Holder, in lieu of the Company delivering certificates representing such Shares, the Transfer Agent shall electronically credit such Shares by book-entry in the name of the Holder (or its designee) on the books and records of such Transfer Agent and deliver a statement thereof to the Holder.

(c) For purposes hereof, (a) “Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date; (b) “Trading Day” means any day on which shares of Common Stock are traded for any period on the Nasdaq Global Market, or if the Common Stock is no longer listed on the Nasdaq Global Market, on the other United States securities exchange or market on which the Common Stock is then being principally traded (and if the Common Stock is not so listed or traded, then “Trading Day” means a Business Day (as defined in the Loan Agreement)); and (c) “Delivery Period” means, in respect of each exercise of the Holder’s purchase right hereunder, the period commencing on the delivery of a duly completed notice of exercise in respect of such exercise and ending on the deadline for delivery of the Shares issuable in respect of such exercise, as set forth in Section 2(b).

(d) Upon the exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, if applicable, to assure that the Transfer Agent shall transmit to the Holder in accordance with this Section 2 the number of Shares issuable upon such exercise. The Company warrants that such Shares will be free-trading and freely transferable if any of the Unrestricted Conditions is met as of the Exercise Date. Upon the delivery of a notice of exercise in accordance with Section 2(a) and, in the case of a Cash Exercise, delivery of the applicable aggregate Exercise Price, the Holder shall be deemed for purposes of dividends, distributions, the Exchange Act and any other applicable securities laws to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Holder’s or its designee’s DTC account or the date of delivery of the certificates evidencing such Shares, as the case may be. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Shares available, or that may become available, hereunder and this Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days following the date the final notice of exercise is delivered to the Company. Execution and delivery of a notice of exercise with respect to a partial exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares. The Holder and the Company shall maintain records showing the number of Shares purchased and the remaining number of Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated herein.

(e) In addition to any other rights or remedies available to the Holder hereunder or otherwise at law or in equity, if the Company fails to cause its Transfer Agent to deliver to the Holder all of the applicable Shares pursuant to an exercise of this Warrant on or before the last day of the Delivery Period in respect of such exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Shares that the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder 100% of the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise on or before the last day of such Delivery Period, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Shares for which such exercise was not timely honored (and refund the Exercise Price therefor, to the extent paid by the Holder), or deliver to the Holder the number of Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise to cover the sale of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver the shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved exclusively for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant in full, assuming that the Exercise Price is satisfied in cash.

4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. If at any time prior to the expiration of this Warrant, there shall be (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of the Company with or into another entity (other than a merger with another entity in which the Company is the acquiring and the surviving entity and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or the Company being owned by a parent entity), or (iii) any sale of all or substantially all of the assets of the Company, then, in each such case, the Company or the successor or purchasing entity (or its parent company (or in the case of multiple parent companies, the parent company with the largest market capitalization, as applicable), as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance reasonably satisfactory to the Holder), so that the Holder shall have the right to receive upon exercise of such new Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (A) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant (assuming the Exercise Price is paid in cash), or (B) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing entity, at the option of the Holder, the securities of the successor or purchasing entity having a value at the time of the transaction equivalent to the value of the Common Stock purchasable upon exercise of this Warrant (assuming the Exercise Price is paid in cash) at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. For the avoidance of doubt, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), and such grant, issuance or sale does not result in a dividend or distribution resulting in an adjustment pursuant to Section 4(b), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise in full of this Warrant (assuming the Exercise Price is satisfied in cash) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares purchasable (or that may become purchasable) hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

5. Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable (or that may become purchasable) hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Shares and setting forth a brief statement of the facts requiring such adjustment..

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

7. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a) Compliance with Securities Act. The Holder, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account, and not as a nominee for any other party, and that the Holder may not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act of 1933, as amended (the “Act”) and any applicable state securities laws, including pursuant to Section 4(a)(7) of the Securities Act or in a so-called “4[(a)](1) and a half” transaction. Except as otherwise provided below, this Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING, IN A MANNER REASONABLY SATISFACTORY TO THE COMPANY, WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Notwithstanding the foregoing, the Shares (and any certificates or electronic book entries evidencing the Shares) shall not contain or be subject to (and Holder shall be entitled to removal of) any legend restricting the transfer thereof and shall not be subject to any stop-transfer instructions: (A) while a registration statement covering the sale or resale of such Shares is effective under the Act, subject to the Holder’s delivery to the Company of an undertaking that such Holder will only sell or otherwise transfer such shares pursuant to such effective registration under the Act or Rule 144 under the Act, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein (the “Undertaking”) (it being agreed that the certifications included in Exhibit A shall be a sufficient Undertaking for purposes of this paragraph), provided that no Holder shall be required to give an Undertaking in respect of Shares as to which a prior Undertaking has been delivered by such Holder and has not been withdrawn by such Holder, or (B) if the Holder provides customary paperwork to the effect that it has sold (or is contemporaneously selling) such Shares pursuant to Rule 144 under the Act, or (C) if such Shares are eligible for sale under Rule 144(b)(1) (without the application of Rule 144(c)(1)) under the Act as set forth in customary non-affiliate paperwork provided by the Holder, or (D) if at any time on or after the date hereof the Holder certifies that it is not an “affiliate” (within the meaning of such term under Rule 144 under the Act) of the Company and has not been such an affiliate of the Company for a period of three months and that the Holder has satisfied a holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months, or (E) if such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Company or as set forth in a legal opinion delivered by Katten Muchin Rosenman LLP or other nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the date the registration statement required to be filed pursuant to Section 9 has become effective under the Act (the “Registration Effective Date”), or at such other time as any of the Unrestricted Conditions has been satisfied, if required by the Transfer Agent to effect the issuance of the applicable Shares without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions is met at the time of issuance of any Shares then such Shares shall be issued free of all legends and stop-transfer instructions. The Company agrees that, following the Registration Effective Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 7(a), upon request from the Holder, it will, no later than the earlier of (x) one (1) Trading Day and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Holder to the Company or the Transfer Agent of the Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder or its designee the Shares free from all restrictive and other legends (or similar notations) by crediting the account of the Holder’s prime broker with DTC, through its DWAC system. The Company acknowledges and agrees that, if the Holder delivers a certification (in the form included in Exhibit A or otherwise) that it is not an “affiliate” of the Company (as such term is used under Rule 144 under the Act) and has not been such an affiliate for a period of three months, then from and after the delivery thereof, the Holder shall be deemed to have certified that it is not such an affiliate of the Company upon each delivery of a notice of exercise, unless the Holder otherwise advises the Company in writing. For purposes of Rule 144 under the Act and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Shares issuable upon any exercise of this Warrant pursuant to a Cashless Exercise shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, on the Date of Grant. The Holder, by acceptance hereof, acknowledges and agrees that the removal of any restrictive legends from any securities as set forth in this Section 7(a) is predicated upon the Company’s reliance that the Holder will sell such securities pursuant to either the registration requirements of the Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold while such registration statement is effective and available for resales of such securities, in compliance with the plan of distribution set forth therein. The Company and its counsel and transfer agent shall be entitled to rely on the foregoing agreement and/or such certificate of each Holder in issuing instructions letters and opinions.

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(2) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(3) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

(4) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(c) Applicability of Restrictions. Neither any restrictions contained herein nor of any legend described in this Warrant shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, (iii) to any affiliate of the Holder if the Holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation (“HRZN”) or in which HRZN has an interest, (v) or to a lender to the Holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original Holder hereof.

8. Rights as Stockholders; Information. Except as expressly provided in Section 4, no Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

9. Registration Rights.

(a) The Shares issuable hereunder initially shall be exempt from registration under the Act. Promptly following the Date of Grant, the Company shall prepare, and within sixty (60) days following the Date of Grant the Company shall file with the SEC, a registration statement on Form S-3 or if Form S-3 is not then available, such other form as may be appropriate to be filed with the SEC by Company under the Act (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the “Registration Statement”) covering the public resale in the United States of all of the Shares issuable pursuant to this Warrant, which Registration Statement shall include a “plan of distribution” approved by the Holder and shall in no event name the Holder as an “underwriter” unless required by the SEC and consented to by the Holder. The Company shall thereafter use its commercially reasonable efforts (i) to cause such Registration Statement to become effective as soon as possible after such filing, but in any event shall cause such Registration Statement to become effective no later than the one hundred and fifth (105th) day following the Date of Grant or, if earlier, five (5) Trading Days after the Company is first notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comment and (ii) to keep the Registration Statement current and effective (including by filing such amendments or supplements thereto as may be required to keep such Registration Statement current and effective) until the earlier of (A) all of the Shares have been sold or (B) such Shares are eligible to be sold under Rule 144 without regard to Rule 144’s volume and manner of sale restrictions or any requirement that the Company maintain current public information (for purposes of Rule 144) (the “Registration Period”). The Company’s obligations under this Section 9 are contingent upon Holder providing promptly all information concerning such Holder and its proposed plan of distribution as Company may reasonably request in connection with any of the foregoing.

(b) The Company shall not include any securities for its own account or the account of others in any Registration Statement filed pursuant to this Section 9, including any amendment or supplement thereto, without the consent of the Holder, which shall not be unreasonably withheld or delayed.

(c) The Company may by written notice to the Holder immediately suspend the use of any resale prospectus (the duration of any such suspension, a “Suspension Period”) at any time following the Registration Effective Date if (and for so long as) the Company determines that (i) Company is engaged in a business activity or negotiation or any other event has occurred (x) that is not disclosed (or incorporated by reference) in such prospectus, (y) the existence or occurrence of which the Company reasonably determines constitutes material nonpublic information that is required to be disclosed in such prospectus under applicable law and (z) the existence or occurrence of which the Company desires to keep confidential for a bona fide business purpose or (ii) Company determines in good faith that a particular disclosure so determined to be required to be disclosed therein be premature or would adversely affect Company or its business or prospects; provided, that the Company shall use its commercially reasonable efforts to ensure that the use of the Registration Statement may be resumed as soon as practicable and shall, as soon as such date may be determined, promptly notify the Holder in writing of the date on which the Suspension Period ends; and, provided, further, that (A) no Suspension Period shall exceed sixty (60) consecutive days, (B) during any three hundred sixty-five (365) day period, such Suspension Periods shall not exceed an aggregate of one hundred twenty (120) days and (C) the first day of any Suspension Period must be at least thirty (30) days after the last day of any prior Suspension Period.

(d) Company shall bear all costs and expenses associated with the registration of the Shares as specified in this Section 9 and the preparation and filing of the Registration Statement, including, without limitation, all printing expenses, legal fees and disbursement of Company’s outside counsel, commissions, Nasdaq and blue sky registration filing fees and transfer agents’ and registrars’ fees, but not including underwriting commissions or similar charges and legal fees and disbursements of counsel to Holder. Each Registration Statement (and each amendment or supplement thereto) shall be provided to, and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of the Holder and its legal counsel. The Company shall use its commercially reasonable efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Holders shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction, except where the Company is then already required to be so qualified, already subject to taxation or required to consent to general service of process, as applicable.

(e) With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act or any other similar rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to, during the Registration Period (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) remain continuously subject to the reporting requirements under the Exchange Act for a period of at least two years following the Date of Grant. For so long as the Holder holds this Warrant or any Shares issued upon the exercise hereof, promptly upon reasonable request, the Company shall furnish to the Holder (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144 and (ii) such other information as may be reasonably requested to permit such Holder to sell such securities pursuant to Rule 144 without registration.

(f) The Company warrants that each Registration Statement, as of the time it is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company makes no warranty as to any such untrue statement or omission that results solely from information provided by the Holder, in writing, expressly for inclusion in such Registration Statement.

10. Additional Rights.

10.1 Acquisition Transactions. The Company shall provide the Holder with at least seven (7) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2 Cashless Exercise (Net Issuance).

(a) Cashless Exercise. In addition to and without limiting the rights of the holder under the terms of this Warrant, in lieu of paying the Exercise Price in cash in connection with any exercise of this Warrant (in whole or in part), the Holder shall have the right to exercise this Warrant on a cashless basis (a “Cashless Exercise”) by making an appropriate notation on the applicable notice of exercise. Upon any exercise of this Warrant in which the Holder elects a Cashless Exercise, the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

Where:	X =	the number of Shares that shall be issued to the Holder or its designee

	Y =	the number of Shares with respect to which the Warrant is being exercised

	A =	the fair market value of one share of Common Stock as of the Exercise Date

	B =	the Exercise Price (as adjusted to the date of such calculation).

No fractional shares shall be issuable upon a Cashless Exercise, and, if the number of shares to be issued, as determined in accordance with the foregoing formula, is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Exercise Date.

(b) Determination of Fair Market Value. For purposes of this Warrant, “fair market value” of a share of Common Stock as of a particular Exercise Date or other date of determination (the “Determination Date”) shall mean:

(i) the arithmetic average of the Volume Weighted Average Price (as defined below) of the Common Stock on each of the five (5) consecutive Trading Days ending immediately prior to the Determination Date (or, for the avoidance of doubt, for purposes of the determination of the fair market value in the case of an exercise of this Warrant, or any other event, occurring on a Trading Date after the end of regular trading hours on the applicable exchange or trading market, ending on such Determination Date). In the event that a stock split, stock dividend, stock combination or other event that would result in an adjustment pursuant to Section 4(b) or Section 4(c) is consummated during any period for which the arithmetic average of the Volume Weighted Average Prices is to be determined, the Volume Weighted Average Price for all Trading Days during such period prior to the effectiveness of the event shall be appropriately adjusted to reflect such event; or

(ii) if the fair market value of a share of Common Stock cannot be calculated in accordance with clause (i) (or the definition of Volume Weighted Average Price) the fair market value of a share of Common Stock shall be the fair market value of a share of Common Stock as mutually determined in good faith by the Company and the Holder.

For purposes hereof, “Volume Weighted Average Price” means, with respect to a share of Common Stock as of any date, the volume weighted average sale price on the principal United States exchange or market on which the Common Stock or such security is then being traded as reported by, or based upon data reported by, Bloomberg Financial Markets (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Holder and the Company) (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTC Bulletin Board, the OTCQX Market, the OTCQB Market or Pink Open Market of OTC Markets Group (or, in each case, any successor to such market).

11. Representations and Warranties. The Company represents and warrants to the Holder of this Warrant as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c) A true and correct copy of the Company’s Certificate of Incorporation, as amended through the Date of Grant has been provided to Holder (the “Charter”). The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s capital stock and the holders thereof are as set forth in the Charter.

(d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

13. Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 13):

If to the Holder:

[  ]

With a copy to (which copy alone shall not constitute notice):

[  ]

If to the Company:

Hyperfine, Inc.

351 New Whitfield Street

Guilford, Connecticut 06437

Attention: Brett Hale

Email: [  ]

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

15. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17. Governing Law. This Warrant, and any claim, controversy or dispute arising hereunder, shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without giving effect to any conflict of laws rules or principles that would result in the application of the laws of any other jurisdiction.

18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the Holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

21. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

22. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

23. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

HYPERFINE, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO COMMON STOCK WARRANT]

EXHIBIT A

NOTICE OF EXERCISE

To: Hyperfine, Inc. (the “Company”)

Reference is hereby made to the Company Warrant to Purchase Shares of Common Stock, No. [__] (the “Warrant”). Capitalized terms used and not otherwise defined in this Notice of Exercise have the meanings given to them in the Warrant.

The undersigned hereby exercises the Warrant with respect to the number of shares of Common Stock set forth below.

Check the applicable box:

☐ The undersigned is exercising the Warrant with respect to [_______] shares of Common Stock pursuant to a Cashless Exercise, and directs that the aggregate Exercise Price with respect to such shares be satisfied in full through a Cashless Exercise in accordance with the provisions of the Warrant applicable to such Cashless Exercise.

☐ The undersigned is exercising the Warrant with respect to [__________] shares of Common Stock pursuant to a cash exercise. [IF APPLICABLE: The undersigned hereby encloses, or has delivered by wire transfer to an account designated by the Company, $____ as payment of the aggregate Exercise Price.]

The undersigned requests that [any stock certificates for such shares be issued free of any restrictive legend, if appropriate,]/[the shares be credited to the Holder’s account with its prime broker by DWAC to the account specified below] [and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.]

Dated: _______________

Please issue shares of Common Stock in the following name and to the following address:

Issue to (print name):

Email Address:

DTC Details (if applicable):

Address for Stock Certificates (if applicable):

3. [IF APPLICABLE, THE UNDERSIGNED MAY PROVIDE THE FOLLOWING UNDERTAKING: The undersigned undertakes that it will only sell or otherwise transfer such shares pursuant to such effective registration under the Act or Rule 144 under the Act, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.]

4. [IF APPLICABLE, THE UNDERSIGNED MAY PROVIDE THE FOLLOWING CERTIFICATION: The undersigned certifies to the Company that it is not an “affiliate” (within the meaning of such term under Rule 144 under the Act) of the Company and has not been such an affiliate of the Company for a period of three months and that the undersigned has satisfied a holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) of at least six (6) months.]

(Signature)

(Date)